UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ESPEY MFG. & ELECTRONICS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESPEY MFG. & ELECTRONICS CORP.

__________________________

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
 BE HELD NOVEMBER 17, 2011
__________________________

October 14, 2011

To the Shareholders of

ESPEY MFG. & ELECTRONICS CORP.:

You are cordially invited to attend the Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., which will be held at the Courtyard by Marriot, 11 Excelsior Ave., Saratoga Springs, New York, on November 17, 2011, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.
To elect as Class C Directors to serve for a three year term expiring at the 2014 Annual Meeting or until their respective successors are duly elected and qualify, the two nominees named in the attached proxy statement; and

2.	To ratify the appointment of EFP Rotenberg LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2012.

No other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on October 7, 2011, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company’s capital stock will not be closed.

Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

By Order of the Board of Directors,

Peggy A. Murphy
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 17, 2011:

This notice of Annual Meeting, Proxy Statement and accompanying Annual Report to the Shareholders are available at our website at http:www.espey.com

Please mark your specification and sign and date the enclosed proxy and mail it promptly in the accompanying pre- addressed, postage-free envelope.

ESPEY MFG. & ELECTRONICS CORP.
233 Ballston Avenue
Saratoga Springs, New York 12866

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the “Company”) for use in voting at the Annual Meeting of the Shareholders of the Company to be held at the Courtyard by Marriott, 11 Excelsior Ave., Saratoga Springs, New York, on November 17, 2011, at 9:00 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the form of proxy will be mailed on or about October 14, 2011.

VOTING AND REVOCABILITY OF PROXIES

Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by such proxy will be voted (i) For the election of the Class C Directors nominated by the Board of Directors, and (ii) For ratification of the appointment of EFP Rotenberg LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2012. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date.

The Company’s only class of voting securities is its Common Stock, par value $.33-1/3 per share (the “Common Stock”). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company’s By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-vote”) will not be counted. Cumulative voting in connection with the election of directors is not permitted.

Please note that in accordance with rules of the New York Stock Exchange governing brokers, the election of directors (Proposal No. 1) is a “non-discretionary” item.  Shares which are held in a brokerage account as to which the broker does not receive instructions on how to vote with respect to this item may not be voted with respect to the proposal and those votes will be counted as “broker non-votes.”

What are Broker Non-Votes?  Broker non-votes are shares held in the street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares.

The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting.  Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares, which are voted to abstain, are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non- votes are considered as present at the Annual Meeting for the purposes of determining a quorum.

RECORD DATE AND SHARE OWNERSHIP

Only holders of Common Stock of record on the books of the Company at the close of business on October 7, 2011, will be entitled to vote at the meeting. There were outstanding and entitled to vote on October 7, 2011, 2,324,891 shares of Common Stock.

PROPOSAL NO.1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of not less than three nor more than nine persons with the actual number determined in accordance with the Company’s By-Laws. The

Certificate of Incorporation further provides that there shall be three classes of directors (Class A, Class B and Class C) with overlapping three-year terms and that all classes shall be as nearly equal in number as possible.

The Board of Directors fixed the present number of directors at seven. The terms of two Class C Directors expire at the Annual Meeting. There are presently three Class A Directors, whose terms expire at the 2012 Annual Meeting, and two Class B Directors, whose terms expire at the 2013 Annual Meeting.

The Board of Directors has nominated two persons to stand for election as Class C Directors.

The votes will be cast pursuant to the enclosed proxy for the election of each of the Class C nominees named unless specification is made withholding such authority. Each of the nominees is presently a director of the Company. Should any of said nominees for Class C Directors become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

The names and business experience for the past five years of the two persons who have been nominated by the Board of Directors to stand for election as Class C Directors at the Annual Meeting and the remaining directors whose terms are continuing until the 2012 or 2013 Annual Meeting appear below.

The Board has determined that all of the Board members with the exception of Howard Pinsley and Mark St. Pierre are independent in accordance with the listing standards of the NYSE Amex and the By-Laws of the Company.

The independent members of the Board met incidental to each regularly scheduled Board of Directors meeting and two additional times during the fiscal year ended June 30, 2011, with no members of management present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES FOR CLASS C DIRECTORS.

Name	Age	Offices and Positions Held with Company	Principal Occupation or Employment	Period to Date Served as Director
Paul J. Corr	67	__	Certified Public Accountant who has been a Principal at Capital Financial Advisors of New York, LLC, Clifton Park, NY, since 2003. Mr. Corr was also a shareholder in the Clifton Park, NY accounting firm of Rutnik & Corr. P.C. from July 1999 through August 2011. In May 2007 he retired from Skidmore College where he had been a Professor of Management and Business since 1981.	1992
Michael W. Wool	65	__	Attorney engaged in private practice of law and senior partner since 1982 in the law firm of Langrock, Sperry & Wool, with offices in Burlington, VT and Middlebury, VT. Mr. Wool also serves on the boards of the New England Board of Higher Education and as a director emeritus of the Boys and Girls Club of Burlington, VT.	1990

CONTINUING CLASS A DIRECTORS - SERVING FOR A THREE YEAR
TERM EXPIRING AT THE 2012 ANNUAL MEETING

Name	Age	Offices and Positions Held with Company	Principal Occupation or Employment	Period to Date Served as Director
Howard Pinsley	71	Chairman of The Board
Howard Pinsley has spent his entire career with the Company.  He served as Program Director prior to being elected Vice President-Special Power Supplies on April 3, 1992.  On December 6, 1996, Mr. Pinsley was elected to the position of Executive Vice President.  On June 9, 1998 he was elected to the positions of Chief Operating Officer, and President.  Subsequently he became Chief Executive Officer and Chairman of the Board.  On February 28, 2010 Mr. Pinsley resigned as Chief Executive Officer.  He remains employed by the Company as non-executive Chairman of the Board with continuing responsibilities in business development and customer relations.
				1992
Alvin O. Sabo	68	__	Attorney engaged in private practice of law and Of Counsel to the law firm of Donohue, Sabo, Varley & Huttner, LLP in Albany, NY. He was a partner with a predecessor firm beginning in 1980. Prior to that position, he was Assistant Attorney General, State of New York, Department of Law for eleven years and an associate with the intellectual property firm of Kenyon and Kenyon for two years	1999
Carl Helmetag	63	__	Vice President Sales of Alphamicron Inc., Kent Ohio. Prior to that position Mr. Helmetag was President and CEO of UVEX Sports Inc. in Cranston R.I. from 1999–2009, President and CEO of HEAD USA Inc 1996-1999, Executive Vice President and then President at Dynastar Inc. from 1978 to 1996. He is a MBA graduate from The Wharton School of Business, University of Pennsylvania.	1999

CONTINUING CLASS A DIRECTORS - SERVING FOR A THREE YEAR
EXPIRING AT THE 2013 ANNUAL MEETING

Name	Age	Offices and Positions Held with Company	Principal Occupation or Employment	Period to Date Served as Director
Barry Pinsley (1)	70	__	Mr. Pinsley was a practicing Certified Public Accountant in Saratoga Springs, New York since 1975, and is currently retired. For five years he acted as a consultant to the Company prior to his election as Vice President Special Projects on March 25, 1994. On December 6, 1997 Mr. Pinsley was elected to the position of Vice President Investor Relations and Human Resources, from which he resigned on June 9, 1998. He continued as a non-executive officer through December 31, 2005.	1999
Mark St. Pierre	53	President and Chief Executive Officer	President of the Company since July 27, 2009 he was subsequently elected to the position of Chief Executive Officer on March 1, 2010. From 2000 to 2008 Mr. St. Pierre was employed by ITT Power Solutions and held the position of Vice President and Director, Merchant Market Segment. Prior to his employment with ITT Power Solutions Mr. St. Pierre held other positions in the power supply and electronics industry for 20 years.	2010

_________________

(1) Barry Pinsley and Howard Pinsley are cousins.

None of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

BOARD OF DIRECTORS QUALIFICATONS

The Board of Directors believes that with respect to current Board members, a demonstration of dedicated commitment to the responsibilities of a director is a leading criteria for assessing such person’s qualifications for continued service on the Board.  The Board will also consider a nominee’s relationship to the Company and the following skill sets and experience in evaluating Board candidates:   industry experience, corporate management experience, financial acumen, experience in international sales, mergers and acquisition experience and corporate governance experience.

The specific experiences, qualifications, attributes and skills of each of the nominees for director and the individuals continuing as directors are as follows:

Mr. Corr’s experience as a certified public accountant, investment advisor and professor of management and business at Skidmore College where he taught accounting theory, finance, and taxation brings strong financial skills to the Board and qualifies him as the Audit Committee financial expert and the person on the Board responsible for risk assessment oversight.

Mr. Wool is a business and tax lawyer with over thirty five years of experience advising a broad range of clients in a myriad of business, tax, governmental, commercial, employment and transactional matters. He provides valuable insight to the Board in its deliberations and consideration of strategic initiatives including potential business combinations and acquisitions, employee and executive compensation matters and other legal issues.

Mr. St. Pierre is the Company’s President and Chief Executive Officer and through his day-to-day involvement in all aspects of the Company’s operations provides a vital link between junior and senior management personnel and the general oversight and policy setting responsibilities of the Board.  Among the reasons Mr. St. Pierre was hired in 2009 was his extensive experience in the power supply industry, new product development, marketing and engineering management, all of which is a substantial asset to the Board.  Prior to being hired by the Company, Mr. St. Pierre was Vice President and Director, Merchant Market Segment of ITT Power Solutions and was responsible for management of this business unit of an ITT subsidiary which included supervision of research and development, design engineering, product engineering and sales / marketing, including management of technical personnel. During the period of his leadership of this business segment, annual sales increased from $20 million to approximately $100 million.

Mr. Barry Pinsley was associated with the Company in various consulting and employment capacities for more than 15 years and assists the Board with his knowledge regarding the Company’s product lines, operations and corporate culture as a small public company that evolved from a family-owned firm.  In addition, his experience as a certified public accountant is an asset to the Board in its consideration of financial matters.

Mr. Howard Pinsley’s affiliation with the Company for his entire professional career and his long-term service as a senior executive officer provides him with intimate knowledge of every aspect of the Company’s operations. His personal role in the development of the Company’s product line and his personal contacts with relationship persons at the Company’s domestic and international customers provide the Board with a vital resource in drawing upon the Company’s historic strengths while considering initiatives for future growth and development of the Company’s business.

Mr. Sabo’s experience through his long career as a commercial, government contracts and personal injury litigation lawyer is an asset to the Audit Committee and the full Board in its evaluation of legal, operational and employment-related risks. His educational background in electrical engineering, his experience in patent and intellectual law and his experience in insurance coverage matters is valuable to the Board’s consideration of numerous issues pertaining to the Company’s business.

Mr. Helmetag has a very strong business leadership, financial management and strategic planning background through his long career as a senior executive in several corporations.  His personal experience in business development, economic conditions and financial issues is an invaluable resource for the Board on a myriad of matters it must consider from time to time.

OTHER EXECUTIVE OFFICERS

The only individuals currently considered executive officers of the Company not identified previously are:

David A. O’Neil, 46, Treasurer and Chief Financial Officer since January 4, 2000. Mr. O’Neil is a Certified Public Accountant who, prior to joining the Company, was a Senior Manager at the accounting firm of KPMG LLP.

Katrina L. Sparano, 40, Assistant Treasurer and Principal Accounting Officer of the Company since November 12, 2004. Ms. Sparano is a Certified Public Accountant. Prior to joining the Company on July 29, 2004, she was the Assistant Controller for Cambridge Heart, Inc.

Peggy A. Murphy, 53, Secretary of the Company since December 11, 1998. She has been employed by the Company as

Director of Human Resources and Facility Security Officer since October 1998.

The terms of office of all executive officers are until the next annual meeting of the Board of Directors unless successors are sooner appointed by the Board of Directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the Company’s fiscal year ended June 30, 2011, the Board of Directors held a total of five meetings, and each director then in office attended at least 75% of such meetings. Under the policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings, as applicable, and the annual stockholder meeting.

The Board has a standing Audit Committee whose members are Paul J. Corr, Chairman, Alvin O. Sabo and Carl Helmetag. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing with the independent accountants and management the Company’s policies and procedures with respect to internal auditing, accounting and financial controls, and reviewing the report of the independent accountants upon completion of its audit. During the fiscal year ended June 30, 2011, the Audit Committee held four meetings, and each Committee member attended at least 75% of such meetings.

The Board has a standing Nominating Committee whose members are Carl Helmetag, Chairman, Michael Wool, Alvin O. Sabo, and Paul J. Corr. The function of this Committee is to identify and recommend to the Board individuals for nomination to fill vacancies in, and for renomination to, positions as Directors of the Corporation. During fiscal year ended June 30, 2011, the Nominating Committee held two meetings and each Committee member attended the meetings.  Mr. Sabo became a member of the Nominating Committee subsequent to June 30, 2011.

The Board of Directors has a standing Compensation Committee whose members are Michael Wool, Chairman, Carl Helmetag and Barry Pinsley.  The functions of this Committee include recommending to the full Board all compensation programs applicable to executive officers including salaries paid to executive officers, the compensation paid to non-employee directors and the grant of all forms of bonuses and stock-based compensation including to whom, and the time or times at which, options will be granted, the number of shares of common stock that underlie each option and the exercise price and vesting schedule for options granted pursuant to the Company’s 2007 Stock Option and Restricted Stock Plan.  During the fiscal year ended June 30, 2011, the Compensation Committee held two meetings and each Committee member attended such meetings.

Board Independence - The Board has determined that all of the members of the Audit Committee and the Nominating Committee meet the independence criteria for audit committee and nominating committee members as set forth in the listing standards of the NYSE Amex. The Board has further determined that Mr. Corr qualifies as an audit committee financial expert in accordance with the rules of the United States Securities and Exchange Commission (“SEC”).

The Board also has a Succession Committee, members of which are Paul J. Corr, Howard Pinsley, Alvin O. Sabo and Michael Wool and a Mergers and Acquisition Committee, members of which are Howard Pinsley, Barry Pinsley, Mark St. Pierre and Michael Wool.

Board Leadership. – Effective February 28, 2010, Mr. Howard Pinsley resigned as Chief Executive Officer and Mr. St. Pierre was promoted to President and Chief Executive Officer.  This completed a senior executive officer transition process which included the separation of the roles of Chairman of the Board and principal executive officer of the Company.  The Board of Directors has not designated an individual as the lead independent director.  Rather, the Board will designate one of its independent directors to act as a lead on an ad hoc basis.  For example, The Succession Committee was established for the purpose of overseeing the process of identifying a new principal executive officer and the transition of executive responsibilities from Mr. Howard Pinsley to Mr. St. Pierre over a period of a year, and evaluating Mr. Howard Pinsley’s on-going services as a non-executive Chairman of the Board.  Mr. Wool was designated as the lead independent director for this project.

Risk Oversight. The Board oversees the Company’s processes to manage risk and has delegated the primary responsibility for reviewing policies with respect to risk assessment and risk management to the Audit Committee.  Management is responsible for the development, implementation and maintenance of the risk management processes and is requested to report to the Audit Committee or the full Board periodically on its assessment of operational, financial and accounting, competitive, reputational and legal risks to the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

Company employees who also serve on the Company’s Board of Directors do not receive director’s fees. The non- employee Directors receive an annual fee of $36,000 for being a member of the Board of Directors.  Each Director who also serves as a member of the Audit Committee is compensated an additional annual fee of $2,500 with the exception of the Chairman who is compensated an additional annual fee of $5,000.  Each Director who serves as a member of the Succession Committee, Compensation Committee or the Mergers and Acquisition Committee is compensated an additional $2,500 for each committee. These fees are paid in monthly installments to the Directors.

The Board has adopted a Retired Director Compensation Program for the directors of the Corporation.  Under the plan, directors who have attained the age of 76 are required to retire from the Board, provided that retirement may be delayed until the end of the director’s term.  Directors who have retired shall be eligible to become a “director emeritus” for a maximum period of four (4) years. The actual term of a director emeritus shall be calculated on the basis of one quarter of a year for each year of service as a Board member. A director emeritus will have no vote, but will be expected to participate in meetings of the Board. If the director emeritus participates in at least 75% of the Board meetings during a calendar year, in person or by telephone, the director emeritus will be entitled to receive remuneration in the amount of the base annual director fee at the time of his or her retirement.  In addition, a director emeritus will be entitled to participate in the Corporation’s insurance programs offered to its employees.

An individual who has retired as a director but is an employee of the Corporation, or is otherwise receiving compensation from the Corporation under a severance contract or program will not be eligible for payment.

Pursuant to agreements between the Company and each of the non-executive Directors the benefit of the Retirement Program may not be modified without an individual Director's consent.

The following table sets forth the compensation of the Company’s non-employee Directors for the fiscal year ending June 30, 2011:

Name	Fees Earned or Paid in Cash $	Option Awards (2) $	All Other Compensation (1) $	Total $
Barry Pinsley	$41,000	$3,368	$3,452	$47,820
Michael Wool	$43,500	$3,533	$6,980	$54,013
Paul Corr	$43,500	$3,862	$0	$47,362
Alvin O. Sabo	$41,000	$3,368	$0	$44,368
Carl Helmetag	$41,000	$3,368	$1,171	$45,539

(1)	Represents the dollar amount contributed for Director’s health insurance for fiscal year ended June 30, 2011

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended June 30, 2011 in accordance with ASC Topic 718. For information concerning the assumptions made in the valuation of awards, see Note 10 of the Company’s financial statements for fiscal year ended June 30, 2011

The non employee Directors held the following unexercised options at fiscal year end 2011;

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexerciseable (a)	Price $	Date
Paul Corr	2000		$17.80	5/19/2016
	2000		$18.29	2/21/2017
	2000		$21.54	5/23/2018
	2000		$17.09	2/20/2019
		1600	$19.20	8/19/2020

Carl Helmetag	1400		$18.29	2/21/2017
	1400		$21.54	5/23/2018
	1400		$17.09	2/20/2019
		1600	$19.20	8/19/2020

	Number of Securities Underlying Unexercised Options		Option	Option
			Exercise	Expiration
Name	Exercisable	Unexerciseable (a)	Price $	Date
Barry Pinsley	1400		$17.80	5/19/2016
	1400		$18.29	2/21/2017
	1400		$21.54	5/23/2018
	1400		$17.09	2/20/2019
		1600	$19.20	8/19/2020

Alvin O. Sabo	1800		$17.36	10/13/2015
	1400		$17.80	5/19/2016
	1400		$18.29	2/21/2017
	1400		$21.54	5/23/2018
	1400		$17.09	2/20/2019
		1600	$19.20	8/19/2020

Michael Wool	1600		$18.29	2/21/2017
	1600		$21.54	5/23/2018
		1600	$19.20	8/19/2020
_____________
(a)      Unexercisable options vest as follows: (i) Options with an expiration date of August 19, 2020 vest on August 19, 2012.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the annual compensation for each of the fiscal years ended June 30, 2011 and June 30, 2010 received by the Company’s principal executive officer and the Company’s two most highly compensated executive officers other than the principal executive officer who received over $100,000 in total compensation for the fiscal year ended June 30, 2011 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $	Option Awards (2) $	All Other Compensation (3,4) $	Total $
Howard Pinsley (1)	2011	$113,384	$25,000	$4,899	$15,237	$158,520
Chairman of the Board	2010	$152,775	$75,000	$10,744	$18,050	$256,569
Mark St. Pierre	2011	$213,269	$10,000	$7,792	$75,166	$306,227
President andChief Executive Officer	2010	$200,788	$0	$2,723	$1,384	$204,895
David O’Neil	2011	$144,140	$30,000	$3,896	$18,325	$196,361
Treasurer/CFO	2010	$139,222	$30,000	$5,372	$15,220	$189,814

(1)	Mr. Pinsley stepped down as President effective July 27, 2009 He stepped down as Chief Executive Officer effective February 28, 2010.

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended June 30, 2011 in accordance with ASC Topic 718.  For Information concerning the assumptions made in the valuation of awards, see Note 10 of the Company’s  financial statements  for fiscal year ended June 30, 2011.

(3)
Except as provided in note 4 below as to Mr. St. Pierre for fiscal year 2011, all other compensation for fiscal years 2011 and 2010 was represented by the value of shares of the Company’s common stock allocated to the Named Executive Officers’ accounts in the Company ESOP and Company matching contributions to the Company 401(k) Plan for the benefit of the Named Executive Officers, as set forth below.  Dividends are paid on allocated shares in the Company ESOP at the same time and rate and in the same form as dividends paid on common shares generally.

(4)	All other compensation for Mr. St. Pierre during 2011 also includes $53,903 relocation expense reimbursements in accordance with the terms of his hiring agreement.

		Value of allocated	Company
		vested shares	Contributions
		in Company	to 401(k)
	Year	ESOP ($)	Plan ($)	Total
Howard Pinsley	2011	$13,813	$1,424	$15,237
	2010	$16,013	$2,037	$18,050

Mark St. Pierre	2011	$19,340	$1,923	$21,263
	2010	$0.00	$1,384	$1,384

David O’Neil	2011	$17,028	$1,297	$18,325
	2010	$13,541	$1,679	$15,220

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning outstanding equity awards held by the Company’s Named Executive Officers at fiscal year end:

	Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised	Option Exercise	Option
Name	Options # Exercisable	Options # Unexercisable (a)	Price $	Expiration Date
Howard Pinsley	4000		$17.36	10/13/2015
	4000		$17.80	5/19/2016
	4000		$18.29	2/21/2017
	4000		$21.54	5/23/2018
	4000		$17.09	2/20/2019
		1600	$19.20	08/19/2020
Mark St. Pierre	2500		$15.95	8/3/2019
		4000	$19.20	08/19/2020
David O’Neil	1600		$17.36	10/13/2015
	2000		$17.80	5/19/2016
	2000		$18.29	2/21/2017
	2000		$21.54	5/23/2018
	2000		$17.09	2/20/2019
		2000	$19.20	08/19/2020

(a)   Unexercisable options vest as follows: (i) options with an expiration date of August 19, 2020 vest on August 19, 2012.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of June 30, 2011 with respect to compensation plans under which equity securities of the Company may be issued.

Equity Compensation Plan Information

	Number of securities to	Weighted-average	Number of Securities remaining
	be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plan (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	132,400	$18.62	310,600
Equity compensation
plans not approved
by security holders	--		--
Total	132,400		310,600

INSURANCE

The executive officers and directors of the Company can elect to be covered under the company sponsored health plans, which do not discriminate in favor of the officers, or directors of the Company and which are available generally to all employees. In addition, the executive officers are covered under a group life plan, which does not discriminate, and is available to all employees.

The Company maintains insurance coverage, as authorized by Section 726 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payments it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by such individuals in any actions.

EMPLOYEE RETIREMENT PLAN AND TRUST

Under the Company’s ESOP, approved by the Board of Directors on June 2, 1989, effective July 1, 1988, all non-union employees of the Company, including the Company’s executive officers and non-executive officers are eligible to participate. The ESOP is a non-contributory plan, which is designed to invest primarily in shares of common stock of the Company. Certain technical amendments not considered material were adopted effective as of June 10, 1994, July 1, 2003, and July 1, 2005.

Of the 443,939 shares of common stock of the Company allocated to participants of the ESOP as of June 30, 2011, 32,905 shares were allocated to Howard Pinsley, 784 shares were allocated to Mark St. Pierre, and 10,234 shares were allocated to David O’Neil.

The ESOP’s purchase of common stock from the Company has been financed by loans from the Company to the ESOP. Each year the Company makes contributions to the ESOP, which are used to make loan interest and principal payments to the Company. Following each payment of principal on the loan, a portion of the unallocated shares held by the ESOP is allocated to participants.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

All of the Company’s executive officers are employees at will.

The Company has an agreement with Howard Pinsley, Chairman of the Board, most recently amended as of February 20, 2009.  Mr. Pinsley resigned as the Company’s Chief Executive Officer and became a non-executive officer on February 26, 2010, for a period of 36 months.  In consideration for the performance of services to be provided by Mr. Pinsley for the equivalent of nine days per month, he received full benefits plus $16,000 per month for the first three months and is entitled to $8,666 per month for the next 33 months.

The Board of Directors has implemented a performance bonus plan for Mark St. Pierre, President and Chief Executive Officer, effective for the fiscal year ending June 30, 2011. Mr. St. Pierre must still be employed by the Company on December 31, 2011 to be eligible to receive the performance bonus.  The performance bonus will be determined by the Board based upon the sum of three components.  Component A is purely discretionary and, if Mr. St. Pierre’s performance is determined to have been acceptable to warrant a bonus will be in a minimum amount of 10% of his base salary and a maximum amount of $50,000.  Component B is calculated based upon an increase in the Company’s earnings over the prior fiscal year and will be in a maximum amount of $100,000.  Component C is calculated based upon an increase in sales and backlog over the prior fiscal year and will be in a maximum amount of $100,000.  The Board of Directors will reassess the performance bonus plan following the fiscal year end.

The Company has an agreement with David O’Neil, Treasurer and Principal Financial Officer, dated August 17, 2009, under which, upon Mr. O’Neil’s termination without cause prior to August 31, 2012, he will be provided the salary and benefits he was receiving at the time of his discharge including, but not limited to, health care benefits, but excluding stock options and bonuses, for a period of six months or until Mr. O’Neil starts other employment.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three independent directors and operates under a written charter, revised most recently by the Board on February 16, 2007.

In fulfilling its responsibilities, the Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2011 with management and the independent auditors.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors’ independence.

The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

The Audit Committee Charter is available on the Company’s website at www.espey.com  under the tab “Investors”.

Audit Committee:
Paul J. Corr, Chairman
Carl Helmetag
Alvin O. Sabo

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors (the “Nominating Committee”) is comprised of three independent directors and operates under a written charter. A copy of the charter is available on the Company’s website, www.espey.com under the tab “Investors”.

The Nominating Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Nominating Committee believes that nominees for Directors should have either experience in the industry in which the Company engages or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. In addition to industry experience, the Nominating Committee will consider the following skill sets and experience; corporate management experience, financial acumen, experience in international sales, mergers and acquisition experience and corporate governance experience. The Company further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Company business and shareholder value; devote adequate time to service as a Director; and work well with other Board members in a collegial manner.

The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self nominated candidates as it does for those proposed by other Board Members, Management and search companies.

The Nominating Committee’s evaluation of existing Board members and prospective new Board members and the implementation of a diversity policy will be in the context of determinations made regarding the size of the Board of Directors. The Company is a small business with less than $30 million in sales and operations at only one location.  Due to the size of the business and the relatively simple corporate structure, the Board of Directors has determined not to increase its size.  If a determination is made to add Board members, diversity is a factor that will be considered by the Nominating Committee.

The Nominating Committee will consider bona fide recommendations by shareholders as to potential Director nominees, who meet the above standards. A shareholder wishing to submit such a recommendation should send a letter, postmarked no more than 180 days and no later than 120 days prior to the date on which the Company’s annual meeting was held during the prior year, to the Secretary of the Company.  In the case of an annual meeting that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Secretary not less than five days after the Corporation shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of shareholders will be held. The letter must identify its writer as a shareholder of the Company, provide evidence of the writer’s stock ownership and provide:

•	The name, address, telephone number and social security number of the candidate to be considered;

•
A description of understandings, contractual, business or familial relationships between the shareholder and the candidate, if any, and an unexecuted written consent of the candidate to serve as a director of the Company, if nominated and elected;

•	The candidate’s resume and at least three references;

•
A statement of the candidate’s qualifications to serve on the Board of Directors and specified Board committees which shall include an explanation as to how elements of the candidate’s background and experience would be a benefit to the Company and its business.

All candidates recommended to the Nominating Committee must meet the independence standards of the NYSE Amex and the definition of “independent director” in the Company’s by-laws.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of three independent directors and operates under a written charter, adopted on February 20, 2009.  A copy of the charter is available on the Company’s website, www.espey.com, under the tab “Investors”.

The objectives of the compensation program are designed to align performance with the interests of shareholders, reward performance, retain and recruit qualified and effective talent.

The Committee will consult with senior management to establish, review and evaluate the long-term strategy of executive compensation and the types of stock and other compensation plans utilized by the Company.  The Committee will also assist the Board in the establishment of annual goals and objectives for the Company’s Chief Executive Officer, as well as consulting with the Chief Executive Officer to establish goals and objectives for other members of senior management. The Committee will assist the Board in establishing plans for executive officer development. The Committee has not engaged a compensation consultant in connection with the discharge of its responsibilities.

The Committee is responsible for recommending to the Board all grants and awards under the Corporation’s stock option plans and other equity-based plans.  It is not intended that the authority of the Board under the 2007 Stock Option and Restricted Stock Plan be delegated to the Committee, but rather that the Committee serve in an advisory capacity.  The Committee will also consult with the Chief Executive Officer for senior management grants and awards.

The Committee will review compensation paid to non-employee directors and make recommendations to the Board for any adjustments.

The Committee will review and approve, in consultation with the Chief Executive Officer, any severance or similar termination payments proposed to be made to any current or former executive officer of the Corporation (other than the current Chief Executive Officer), and review and recommend to the Board any severance or similar termination payments proposed to be made to the current Chief Executive Officer.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Mail can be addressed to Directors in care of the Office of the Secretary, Espey Mfg. & Electronics Corp. 233 Ballston Avenue, Saratoga Springs, New York 12866. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding ownership of the Company’s outstanding Common Stock as of October 14, 2011, by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

Title Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Franklin Resources. LLC. One Parker Place, Ninth Floor Fort Lee, NJ 07024-2938	132,699 – Direct (1)	5.7%
Common Stock	Espey Mfg. & Electronics Corp. Employee Retirement Plan and Trust 233 Ballston Ave Saratoga Springs, NY 12866	157,500 – Direct (2)	6.7%
Common Stock	Advisory Research, Inc. 180 North Stetson St. Suite 5500 Chicago, IL 60601	179,482 – Direct (3)	7.72%
Common Stock	Howard Pinsley 5 Longwood Drive Saratoga Springs, NY 12866	88,166 – Direct (4) 32,905 – Indirect	5.2%
________________
1)
The information   is from the Schedule 13G/A,  dated, January 27,  2011,  filed with the Securities and Exchange Commission (the “SEC”) by Franklin Resources, Inc. (“Franklin”), Franklin Resources, LLC, Charles B. Johnson and Rupert H. Johnson, Jr.. The Franklin statement indicated that Franklin’s investment “management subsidiaries” have sole voting and dispositive power with respect to all of the shares of Common Stock shown in the table above. The Franklin statement indicates that the Common Stock set forth in the table is beneficially owned by one or more open or closed- end investment companies or other managed accounts which are advised by direct and indirect Franklin investment management subsidiaries. The statement also identifies Charles B. Johnson and Rupert H. Johnson, Jr. as the principal shareholders of Franklin (the “Principal Shareholders”), who may be deemed beneficial owners of the shares of Common Stock shown in the above table for Franklin. Franklin and the Principal Shareholders disclaim any economic interest or beneficial ownership in such shares.

2)
This represents the number of shares held by the ESOP which have not been allocated to accounts of participants.  The administration of the shares of common stock held by the ESOP Trust is subject to the Second Amended and Restated Plan, effective as of July 1, 2002, creating the Trust, and a Trust Agreement dated July 15, 2005.  The Trustees’ rights with respect to the disposition of shares are governed by the terms of the Plan and the Trust Agreement.  As to shares that have been allocated to the accounts of participants in the ESOP, the Plan provides that the Trustees are required to vote such shares in accordance with instructions received from the participants.  As to unallocated shares and allocated shares for which voting instructions have not been received from participants, the Plan provides that the Trustees are required to vote such shares in accordance with the direction of a Committee, appointed by the Board of Directors of the Company under the terms of the Plan and Trust agreement. The Trustees, Howard Pinsley and Peggy A. Murphy, are the Chairman of the Board and Secretary of the Company, respectively. The ESOP Committee is comprised of Mr. Pinsley, Ms. Murphy, Director Michael Wool and David A. O’Neil, the Treasurer and Principal Financial Officer of the Company.

3)
The information is from a Schedule 13G dated February 10, 2011 filed with the SEC by Piper Jaffray Companies (“Piper Jaffray”), and represents the number of shares beneficially owned by Advisory Research, Inc. (“Advisory Research”) as a result of acting as investment advisor to various clients.  Advisory Research is a wholly owned subsidiary of Piper Jaffrey which disclaims  beneficial ownership of the shares.

4)
The information as to the number of shares of Common Stock of the Company that may be deemed beneficially owned by Howard Pinsley is from the Form 4 dated September 6, 2011 filed with the SEC.  Direct shares include options to acquire 20,000 shares which are exercisable within 60 days and indirect shares are shares allocated to Mr. Pinsley under the Company’s ESOP.

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of October 7, 2011 (unless otherwise indicated), as to each class of equity securities of the Company beneficially owned by all Directors and Executive Officers and by Directors and Executive Officers of the Company as a Group:

Title Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Paul Corr	16,439 –	Direct (1)	*

Common Stock	Carl Helmetag	21,204 –	Direct (1)	*

Common Stock	Peggy Murphy	6,400 –	Direct (1)	*
		10,253 –	Indirect (2)

Common Stock	David O’Neil	19,200 –	Direct (1)	1.2%
		10,234 –	Indirect (2)

Common Stock	Barry Pinsley	58,762 –	Direct (1)	2.5%

Common Stock	Howard Pinsley	88,166 –	Direct (1)	5.2%
		32,905 –	Indirect (2)

Common Stock	Alvin Sabo	12,400 –	Direct (1)	*

Common Stock	Katrina Sparano	5,045 –	Direct (1)	*
		2,526 –	Indirect (2)

Common Stock	Mark St. Pierre	2,600 –	Direct (1)	*
		784 –	Indirect (2)

Common Stock	Michael Wool	15,400 –	Direct (1)	*

	Officers and Directors	245,616 –	Direct (1)	13%
	as a Group (10 persons)	56,702 –	Indirect (2) (3)
_______________

* Less than one percent

1)       Direct shares include options to acquire shares, which are exercisable within 60 days as follows:

Name of Beneficial Owner	Exercisable Options	Name of Beneficial Owner	Exercisable Options
Paul Corr	8,000	Howard Pinsley	20,000
Carl Helmetag	4,200	Alvin Sabo	7,400
Peggy Murphy	6,400	Katrina Sparano	4,700
David O'Neil	9,600	Mark St. Pierre	2,500
Barry Pinsley	5,600	Michael Wool	3,200

2)
Includes shares allocated to named officer as of June 30, 2011, as a participant in the Company’s ESOP and may not reflect dispositions that have occurred since the date of the person’s last ownership report on Form 4. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

There are no arrangements known to the Company, the operation of which may at a subsequent date, result in change of control of the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics which is available on the Company’s website at www.espey.com under the tab “Investors”.

PROPOSAL NO.2
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected EFP Rotenberg LLP (“EFP Rotenberg”) as the Company’s independent public accountants for the fiscal year ending June 30, 2012.  EFP Rotenberg is the firm resulting from the merger, effective October

1, 2009, of EFP Group with Rotenberg & Company, LLP (Rotenberg & Co.”), which was first selected by the Audit Committee as the Company’s independent public accountants for the fiscal year ending June 30, 2006.  In connection with the merger Rotenberg & Co. resigned as the Company’s independent accountants and the Audit Committee selected EFP Rotenberg LLP as the successor accounting firm.

Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of EFP Rotenberg, LLP as independent accountants for the fiscal year ending June 30, 2012. The Company is advised by said firm that neither the firm nor any of its partners now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection with the Company.

A representative of EFP Rotenberg LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF EFP ROTENBERG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR ENDING JUNE 30, 2012.

The Company’s Audit Committee had policies and procedures for pre-approving all audit and non-audit work performed by EFP Rotenberg for the fiscal year ended June 30, 2011, and 2010 respectively and all services to be performed by EFP Rotenberg LLP will be pre-approved.  Pre-approval includes audit services, audit-related services, tax services and other services.

The aggregate fees billed for professional services by EFP Rotenberg LLP in the fiscal years ended June 30, 2011, and 2010, respectively, for these various services were:

TYPE OF FEES	2011	2010
	Amount Billed	Amount Billed
(1) Audit Fees	$63,000	$96,000
(2) Audit Related Fees	None	None
(3) Tax Fees	$9,500	9,500
(4) All Other Fees	None	None
Total	$72,500	$105,500

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees the Company paid for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, and for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning rendered by the principal accountant.  100% of the services set forth in sections (1) through (3) above were approved by the Audit Committee in accordance with its charter.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class or the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors. and stockholders who own more than ten percent of the Company’s equity securities complied with all Section 16(a) filing requirements for the fiscal year ended June 30, 2011. Except that Director/Chairman of the Board Howard Pinsley did not file on a timely basis Form 4 with respect to 300 shares sold on September 13, 2010 ultimately reported on Form 5 filed on August 11, 2011.

ANNUAL REPORTS

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including financial statements as filed with the Securities and Exchange Commission accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

A copy of the Company’s Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., attention: Investor Relations, 233 Ballston Avenue, Saratoga Springs, New York 12866. The Company’s Form 10-K for the fiscal year ended June 30, 2011 can also be viewed electronically through a link at the Company’s website at www.espey.com.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 2012 Annual Meeting must be received by the Company at its principal executive office no later than June 15, 2012, if it is to be included in the Company’s 2012 proxy statement and proxy form. In addition, the Company’s bylaws outline procedures that a shareholder must follow to nominate directors or to bring other business before an annual meeting of shareholders. Except as required under the Business Corporation Law of New York, shareholder proposals will not be considered at special meetings.

PROXY SOLICITATION

The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

By Order of the Board of Directors,
Mark St. Pierre
President and Chief Executive Officer

October 14, 2011
Saratoga Springs, New York

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ESPEY MFG. & ELECTRONICS CORP.

PROXY FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS November 17, 2011 The undersigned hereby appoints Alvin Sabo and Carl Helmetag as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders to be held on November 17, 2011 or any adjournment thereof.	C O M M O N	1.
TO ELECT: two Class C Directors Paul J. Corr and Michael W. Wool to serve for a three year term expiring at the 2014 annual meeting or until his successor is duly elected and qualifies.

PAUL J. CORR               ☐ FOR ☐ WITHHOLD AUTHORITY
MICHAEL W. WOOL    ☐ FOR ☐ WITHHOLD AUTHORITY

The Board of Directors recommends a vote FOR these nominees.

		2.	TO RATIFY the appointment of EFP Rotenberg LLP as the independent public accountants of the Company for fiscal year ending June 30, 2012. ☐ FOR ☐ AGAINST ☐ ABSTAIN
			The Board of Directors recommends a vote FOR this proposal. No other business may be transacted at the meeting.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

     Detach here, sign, date and mail in postage paid envelope provided.

ESPEY MFG. & ELECTRONICS CORP.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/2886